                                                                    EXHIBIT 99.2

                                SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT is made and entered into this 1st day of September, 2000 by and between DEL MONTE CORPORATION, a corporation organized and existing under the laws of the State of New York, with a principal place of business at One Market, San Francisco, California 94105 ("Del Monte"), and UNIMARK FOODS, INC., a corporation organized and existing under the laws of the State of Texas, with a principal place of business at 124 McMakin Road, Bartonville, Texas 76226 ("Foods"), and Foods' Mexican affiliate, INDUSTRIAS CITRICOLAS DE MONTEMORELOS S.A. DE C.V., a corporation organized and existing under the laws of Mexico, with a principal place of business at Carr. A Gral Teran Km 1, Apdo Postal 134, Montemorelos, N.L., Mexico 67500 ("ICMOSA") (Foods and ICMOSA shall be collectively referred to herein as "Supplier").

         WHEREAS, Del Monte, Foods and Foods' parent, The UniMark Group, Inc., entered into an Asset Purchase Agreement, dated as of August 25, 2000 ("Purchase Agreement"), pursuant to which Del Monte agreed to purchase from Foods certain assets as designated in the Purchase Agreement;

         WHEREAS, Del Monte desires that Supplier produce and supply to Del Monte certain processed fruit products; WHEREAS, Supplier desires to produce and supply such products to Del Monte under the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, Del Monte and Supplier mutually agree as follows:

PART I

SECTION 1 PURCHASE OF PRODUCTS AND PRODUCTION SCHEDULING

         1.1 Supplier agrees to manufacture, process, package, sample, store and ship to Del Monte, and Del Monte agrees to purchase, the products described on
EXHIBIT I (the "Product" or the "Products").

         1.2 During the first year of this Agreement, Del Monte shall purchase the volume of Products specified on EXHIBIT I. In subsequent years under this Agreement, Del Monte shall provide Supplier with a good faith preliminary production estimate (the "Preliminary Production Estimate") on or before June 1 and a final, binding purchase commitment on or before September 1 (the "Annual Purchase Commitment") for the Products to be purchased during the upcoming pack year. Notwithstanding the foregoing, Del Monte shall provide Supplier with notice on or before June 1 of any Products with respect to which Del Monte plans to purchase zero (0) units in the upcoming pack year.

         1.3 Del Monte's Annual Purchase Commitment in each year shall equal or exceed:

             (a) seven-hundred seventy thousand (700,000) aggregate cases of
                 Products produced or sold in containers other than cans ("Chilled Products"). If at any time during the term of this Agreement Del Monte's Annual Purchase Commitment for Chilled Products falls below seven hundred thousand (700,000) cases, Supplier may sell Chilled Products for retail sale in the United States under its own brands or those of third parties; provided that in no case shall any such sale be under Del Monte's brands, including, without limitation, "Sunfresh," "Fruits of Four Seasons," "Fruit Made Easy" and "Flavor Fresh" and all variants thereof, provided further, however, that if Supplier receives a bona fide offer from a third party to purchase any Chilled Products for retail sale in the United States, Supplier shall not sell such Chilled Products without first notifying Del Monte of such bona fide offer and offering to Del Monte the right to purchase the Chilled Products at the same prices of such bona fide offer. Del Monte shall have thirty (30) days from the date of receipt of Supplier's notice within which to submit an offer for the Chilled Products. If Del Monte meets or exceeds the prices of the bona fide offer received by Supplier, Supplier shall sell the Chilled Products to Del Monte and not to the third party, and the purchase of such Chilled Products shall be governed by the terms of this Agreement; and

             (b) during each of the first two years of this Agreement, five hundred thousand (500,000) aggregate cases of Products produced or sold in cans ("Canned Products"). If at any time during the term of this Agreement Del Monte's Annual Purchase Commitment for Canned Products falls below five hundred thousand (500,000) cases, or the parties cannot mutually agree upon price as specified in Section 2.1(b), Supplier will have no obligation to continue to supply Del Monte with Canned Products. In such event, however, (i) Supplier shall pay to Del Monte, as compensation for its election not to produce Canned Products, the sum of Five Hundred Thousand Dollars ($500,000), which amount shall be payable concurrent with the delivery of Supplier's notice that it will not produce Canned Products, and
                 (ii) Supplier shall remain bound by the conditions of Section
                 1.5 and cannot sell the Products (including Canned Product) into the Territory without the express written consent of Del Monte.

         1.4 Del Monte shall in its sole discretion determine the type, mix and quantity of Products set forth in its Preliminary Production Estimate and Annual Purchase Commitment and, except as otherwise set forth herein, shall have no obligation to purchase a minimum quantity of any individual Product or SKU. Del Monte may vary the type and mix of Products set forth in an Annual Purchase Commitment so long as (a) such variation is compatible with the production capabilities of Supplier's facilities, (b) Del Monte provides Supplier with written notice at least ninety (90) days prior to the start of production for each affected Product (Product production schedules are set forth on EXHIBIT
II), and (c) Del Monte otherwise satisfies the volume commitments set forth herein after giving effect to appropriate adjustments in such volume commitments on account of the variation in Products involved.

         1.5 During the term of this Agreement, Supplier shall not sell processed fruit products (including but not limited to the Products but excluding any juices), whether packaged in cans, glass, plastic or any other container, for retail sale (including grocery, health food, club store, consumer mass merchandise, drug store, military commissary and similar channels) in the Western Hemisphere (North America, Central America and South America; henceforth, the "Territory") to any other purchaser without first receiving the prior written consent of Del Monte, or as otherwise permitted by Section 1.3(a) of this Agreement and the Purchase Agreement. Del Monte acknowledges that Supplier may sell processed fruit products during the term of this Agreement to customers outside of the Territory for distribution and consumption outside of the Territory. In connection with such sales outside of the Territory, Del Monte grants to Supplier a limited license to use the Specifications (as defined in Section 4) to manufacture, process, package and sell processed fruit products outside of the Territory so long as such products are not intended, directly or indirectly, for sale or consumption within the Territory and so long as such products are not ultimately sold or consumed within the Territory.

         1.6 If at any time during the term of this Agreement, Del Monte receives a bona fide proposal from another manufacturer or supplier for the production and/or supply of the Products in volume amounts exceeding 50,000 cases, Del Monte shall not accept such proposal without first offering to Supplier the right to match the terms, conditions and prices of such bona fide proposal. Supplier shall have thirty (30) days from the date of receipt of Del Monte's notice within which to submit a counterproposal to such bona fide proposal. If Supplier's counterproposal would result in Del Monte paying the same net selling price for the Products, and if Supplier's counterproposal otherwise meets or exceeds the terms and conditions of the bona fide proposal (including meeting or satisfying all Product specification, quality, packaging, volume and timing requirements), Del Monte shall offer to Supplier the opportunity to supply the Products covered by such proposal, and the purchase of such Products shall be governed by the terms of this Agreement.

         1.7 Except as provided in the Purchase Agreement and this Section 1, Del Monte shall have no obligation, whether under the Purchase Agreement, this Agreement or otherwise, to order or purchase any Product from Supplier.

         1.8 Del Monte agrees to use reasonable efforts to assist Supplier in converting Supplier's existing 303 millimeter diameter can packaging lines to standard 300 millimeter diameter can packaging lines. Reasonable efforts will include providing certain technical or production assistance to aide in the conversion of the packaging lines but will not include any capital investment or expenditure by Del Monte unless agreed upon in advance by the parties.

SECTION 2 PRICES, INVOICING OF PRODUCT AND PAYMENTS

         2.1 For Product which has been produced and packaged by Supplier in compliance with the terms and conditions of this Agreement, Del Monte shall pay to Supplier the prices set forth on EXHIBIT I. The prices set forth on EXHIBIT I shall remain fixed for the initial five-year term of this Agreement, provided, however, that:

             (a) If Del Monte's Annual Purchase Commitment for Year 3 (or any
                 subsequent year) of this Agreement equals or exceeds one million two hundred thousand (1,200,000) cases of Chilled Products, the price for each case of Product purchased hereunder shall be reduced in accordance with the schedule set forth on EXHIBIT III; and

             (b) If Del Monte's Annual Purchase Commitment for Canned Products
                 for Year 3 (or any subsequent year) of this Agreement will equal or exceed five hundred thousand cases, the pricing for such Products shall be adjusted to reflect then current market and competitive conditions as mutually agreed to by the parties. If Del Monte's Annual Purchase Commitment for Canned Products for Year 3 (or any subsequent year) of this Agreement will be less than five hundred thousand (500,000) cases and Supplier elects to pack such cases for Del Monte notwithstanding Section 1.3(b) hereof, the pricing for such Canned Products shall be the pricing set forth on EXHIBIT I hereof (subject to adjustment as otherwise set forth in this Section 2).

         2.2 Supplier shall invoice Del Monte for Product as delivered, duty unpaid, to Del Monte's distribution center in McAllen, Texas. Invoices shall be issued by Supplier upon delivery and are due and payable within thirty (30) days of receipt in accordance with Supplier's reasonable payment instructions.

         2.3 Supplier acknowledges that Del Monte may have access to raw materials and/or supplies for use in manufacture of the Products at a lower cost than that available to Supplier. In the event that Del Monte is able to make such lower cost raw materials and/or supplies available to Supplier, Supplier agrees to adjust the prices for the Products to reflect fifty-percent (50%) of the agreed upon cost savings achieved as a result of using such lower cost raw materials and/or supplies. Supplier and Del Monte may also agree to make certain capital investments aimed to achieve cost savings. The cost and benefits of such capital investments will be shared in an agreed upon amount or manner as mutually determined by both parties.

         2.4 Subject to the following sentence, Del Monte agrees to take possession of Products manufactured hereunder no later than 180 days from the date of production of such Products. If at any time the total Chilled Products' inventory stored for Del Monte at Supplier's Mexican facilities exceeds one hundred twenty thousand (120,000) cases, Del Monte shall within thirty (30) days of receipt of written notice from Supplier take sufficient Chilled Product to reduce such inventory amount to no more than one hundred twenty thousand (120,000) cases, provided; however, that in determining the total Chilled Products' inventory stored for Del Monte at Supplier's Mexican facilities, only the Chilled Products that are of merchantable quality, are fit and useable for their apparent intended purposes and are in strict compliance with the Specifications (as defined in Section 4 of this Agreement) shall be considered.

         2.5 Del Monte shall have the right to offset any amounts to which Del Monte is entitled under the Purchase Agreement against any payment or payments owed to Supplier under this Agreement.

SECTION 3 TERM

         3.1 This Agreement shall become effective on the Closing Date (as defined in the Purchase Agreement), and, subject to Section 16 hereof, shall continue in effect for a period of five (5) pack years until August 31, 2005 (the "Initial Term"), provided, however, that the provisions of this Agreement shall continue in effect with respect to Product produced hereunder until such time as such Product is delivered to Del Monte in accordance with the provisions hereof. Following the expiration of the Initial Term, this Agreement shall renew automatically for additional two (2)-year terms (each a "Renewal Term") unless either party delivers written notice to the other party on or before August 31 of the last year of the then current term that the Agreement shall not be renewed for another term. The first opportunity for either party to deliver notice of non-renewal shall be on or before September 1, 2004, in which case this Agreement shall terminate effective as of August 31, 2005 or upon final delivery of Product specified in the September 1, 2004 Annual Purchase Commitment, whichever is later.

         3.2 The price and volume of Products for any Renewal Term shall be subject to negotiation and agreement of the parties. If the parties are unable to agree upon prices or volumes prior to the commencement of any Renewal Term, the price and volume of Products for the Renewal Term shall be the prices and volumes in effect as of the most recent year.

         3.3 In the event Supplier elects not to renew this Agreement, Supplier agrees that it shall not, for a period of three (3) years from the effective date of the expiration or termination of this Agreement, sell processed fruit products (including but not limited to the Products) to any party for retail sale (including grocery, health food, club store, consumer mass merchandise, drug store, military commissary and similar channels) in or into the Territory without first offering such products to Del Monte on terms and conditions at least as favorable to Del Monte as those offered to said party. During said three (3) year period Supplier shall notify Del Monte of any proposed sale to a third party and shall furnish Del Monte with a written notice that includes all terms of the proposed sale with reasonable specificity. Del Monte shall have thirty (30) days from receipt of such notice to notify Supplier that it will purchase the products offered to the third party on substantially the same terms and conditions as offered to such third party. If Del Monte declines to purchase such products, Supplier shall be free to sell the products and volumes described in the notice to Del Monte to a third party on the same terms and conditions as described in such notice.

         3.4 The representations, warranties and guarantees of Supplier and Del Monte contained in this Agreement shall survive the termination or cancellation of this Agreement for a period of three (3) years after termination.

PART II

SECTION 4 SPECIFICATIONS

         4.1 Supplier shall mix, process, sample, test, pack, code, store, handle, ship and perform such other services as may be reasonably required by Del Monte to produce and package Product in accordance with good manufacturing practices prevailing in the industry, all United

States laws and regulations applicable to the production and distribution of food products in the United States (including but not limited to the Federal Food, Drug and Cosmetic Act ,as amended (the "Act")), and corresponding state laws and regulations) and in strict compliance with ingredient specifications provided by Del Monte (collectively the "Specifications"). In the event of a conflict or inconsistency between the Specifications and either a good manufacturing practice or an applicable law or regulation, the Specification shall control, unless the application of a particular Specification would result in the violation of a law or regulation, in which case that law or regulation shall control. Supplier shall implement such changes in the Specifications as Del Monte may from time to time reasonably request in writing. In the event a Specification change would result in an increase in cost to Supplier, Supplier shall advise Del Monte of such cost increase and, if Del Monte elects to implement the Specification change notwithstanding such cost increase, Del Monte shall be responsible for the resulting increase in cost resulting from the Specification change.

         4.2 Supplier shall timely prepare and submit to Del Monte the quality control records and reports set forth in EXHIBIT IV and shall also furnish to Del Monte without charge a reasonable number of samples from each production run of Product as set forth in EXHIBIT IV or as may be otherwise reasonably requested by Del Monte. Supplier shall perform testing of Product Supplies (as defined in Section 6.1 hereof) and finished Product in accordance with testing methods, and procedures and standards set forth in EXHIBIT IV in order to determine compliance with the Specifications.

         4.3 At any time during the term of this Agreement, Del Monte shall have the right, upon reasonable prior notice, to send one or more of its authorized employees and/or representatives to observe and inspect, during Supplier's regular business hours, manufacturing, warehousing and other facilities used to produce, package, store and ship Product or used to store Product Supplies. Del Monte's representatives shall have the right to take for further inspection a reasonable number of samples of Product and Product Supplies during such inspection.

         4.4 If any portion of Supplier's facilities or any of Supplier's processes, inventories or equipment are in an unsanitary condition or do not otherwise comply with the Specifications, all applicable laws and regulations related to food products, food production facilities or worker health and safety (including United States laws and regulations) or with the other terms and conditions of this Agreement, Supplier shall promptly take such action as will correct the deficiencies and bring such processes, inventories and/or equipment into compliance with the Specifications, applicable laws and regulations (including applicable United States laws and regulations) and with the terms and conditions of this Agreement.

         4.5 Del Monte, in addition to all other rights and remedies available to it under applicable law, shall have the right at any time, either before or after shipment of the Product, to reject any Product which has not been produced, packaged, stored or handled in compliance with the Specifications by Supplier or which is otherwise not in compliance with the terms and conditions of this Agreement ("Nonconforming Product"). Specifically, but not by way of limitation, the parties agree that:

         (a) Del Monte may reject and refuse to pay for Product which has been produced and packaged during a particular production run if samples from that production run do not conform to the Specifications or are otherwise not in compliance with the terms and conditions of this Agreement;

         (b)      Del Monte may reject and refuse to pay for any Product which
                  (i) has been damaged during storage or handling by Supplier or Supplier's agents or consignees; (ii) does not fully comply with the Specifications; (iii) does not fully comply with all of the other terms and conditions of this Agreement; or (iv) is otherwise not in good order for sale in the ordinary course of business as a result of actions by Supplier; and

         (c) Any Product Supplies, work in process or Product rejected by Del Monte and reasonably determined by Del Monte not to be reconditionable or salvageable shall be disposed of by Supplier at Supplier's cost and expense in a manner which shall absolutely preclude re-use for human or, unless Del Monte otherwise consents, animal consumption. If Del Monte and Supplier mutually determine that such Product Supplies, work in process or Product are reconditionable or salvageable, Supplier shall remove all Del Monte identification and dispose of the same as mutually agreed in writing between Del Monte and Supplier.

         If Del Monte has paid Supplier for any Product which is rejected by Del Monte as permitted under this Section 4.5, Del Monte may invoice Supplier for the cost of such Nonconforming Product and for any Product Supplies therefor supplied by Del Monte hereunder and also for any freight, handling and other reasonable disposition costs or expenses incurred by Del Monte in connection with such Nonconforming Product, and Supplier shall, at Del Monte's election, either pay Del Monte or give Del Monte a credit in the sum of such invoice amount within thirty (30) days of such invoice. No inspection by Del Monte or its agents shall operate as a waiver of or limitation on Del Monte's right to later reject or recall Nonconforming Product under the terms hereof. In the event Supplier has produced or shipped Nonconforming Product, Del Monte may, at any time thereafter, order Supplier to suspend the production and packaging of Product until such time as Supplier has corrected the nonconformity.

         4.6 Supplier shall make available, at Del Monte's request, the results (including all documentation and reports generated either by Supplier or a government agency) of all inspections and sanitation audits, and inspections and audits conducted by Supplier, conducted during the period from sixty (60) days before to sixty (60) days after the term of this Agreement and relating to or affecting Supplier's facilities, or any equipment, raw materials, ingredients, packaging materials, work in process or Product located therein. Supplier shall provide such documentation and reports within forty-eight (48) hours of Del Monte's request therefor. Supplier shall notify Del Monte's designated quality assurance representative immediately by telephone of the occurrence and results of any such inspections or audits.

         4.7 Supplier shall notify Del Monte's designated quality assurance representative immediately by telephone of the presence of any Nonconforming Product, and shall comply with Del Monte's directions regarding the disposition of same.

         4.8 At Del Monte's request, Supplier shall, at Supplier's sole cost and expense (unless the nonconformity or defect in any Product subject to seizure, recall, withdrawal or destruction is not attributable to any act or omission on the part of Supplier) and in accordance with Del Monte's recall and withdrawal policy, promptly perform those tasks required of it under the terms of said policy in connection with (i) any recall or withdrawal of Nonconforming Product initiated by Del Monte; and (ii) any seizure, destruction, recall or withdrawal of Nonconforming Product ordered or recommended by any governmental authorities. Supplier shall immediately notify Del Monte by telephone and by facsimile of any situation which could result in the seizure, destruction, recall or withdrawal of any Product or of the need for any seizure, destruction, recall or withdrawal of any Product. Supplier shall cooperate fully with Del Monte in implementing any seizure, destruction, recall or withdrawal of any Product, including without limitation, assisting Del Monte in determining the scope and cause of any Product problem and the location of any shipments of Product. Unless the nonconformity or defect in any Product subject to seizure, recall, withdrawal or destruction is not attributable to any act or omission on the part of Supplier, Supplier shall reimburse Del Monte upon demand for all losses, damages, costs and expenses incurred by Del Monte in connection with its seizure, destruction, recall or withdrawal of such Nonconforming Product, all amounts paid by Del Monte for any Product so seized, destroyed, recalled or withdrawn, and Del Monte's cost of Product Supplies (if any) furnished by Del Monte to Supplier and incorporated into such seized, destroyed, recalled or withdrawn Product.

SECTION 5 SHIPMENT OF PRODUCT

         5.1 Unless Del Monte and Supplier mutually agree in writing upon a different procedure, the Product shall be supplied on a delivered basis, duty unpaid, to Del Monte's distribution center in McAllen, Texas, or other such facility as mutually agreed upon by both parties, pursuant to shipping orders submitted by Del Monte. Del Monte shall generally allow at least seven (7) days from the date it issues a shipping order to the delivery date(s) specified in such order. Del Monte shall have the right to reschedule any Product delivery date provided it gives Supplier notice of such rescheduled delivery date at least forty eight (48) hours prior to the previously scheduled delivery date and further provided that such rescheduled delivery date is at least forty eight
(48) hours after the date of such rescheduling notice. On a weekly basis, Supplier shall notify Del Monte, via telefax, of the quantity of Product produced and the quantity of Product shipped by Supplier each day during such period. The parties agree that time is of the essence with respect to dates of delivery hereunder.

         5.2 Supplier shall maintain sufficient Product and Product Supplies inventories and sources of supply to meet shipment schedules provided by Del Monte provided that adequate notice has been given by Del Monte to Supplier. Upon request from Del Monte, Supplier shall provide Del Monte with complete inventory information concerning the quantity of such Product Supplies on hand or on order. At all times during the Term hereof, Supplier shall ensure that it has adequate production capacity and raw materials supplies to accommodate the production of Product in quantities set forth in production schedules provided by Del Monte; provided, however, that Del Monte shall have no obligation for any raw materials, ingredients or supplies beyond that committed to under an Annual Purchase Commitment.

         5.3 Unless Del Monte and Supplier mutually agree in writing upon a different procedure, all Product shall be shipped on CHEP pallets which are in good structural order and sanitary condition. If CHEP pallets are unavailable, Del Monte shall engage in a pallet exchange with Supplier or return Supplier's pallets, or if pallets are not exchanged or returned within ninety (90) days, Supplier may separately invoice Del Monte for such pallets. Del Monte reserves the right to deduct from Supplier's invoices any amount charged for pallets which are returned or which do not conform to the standards referenced herein.

         5.4 Supplier shall prepare and submit to Del Monte the shipping documents and production and inventory control reports set forth in EXHIBIT II as well as such other reports and records as Del Monte may reasonably require to determine Supplier's compliance with the terms and conditions of this Agreement.

         5.5 Supplier shall be responsible for the safe and proper loading of Product onto all shipping vehicles at point of origin. Supplier shall indemnify, defend and hold Del Monte and its customers harmless from and against any and all liability, loss, damage, cost or expense (including court costs and reasonable attorneys' fees) arising out of or resulting from a breach of this obligation.

SECTION 6 PROCUREMENT

         6.1 Except as expressly set forth herein, Supplier shall have full responsibility for procurement of and payment for all raw materials, ingredients and packaging materials (collectively, together with any raw materials, ingredients and packaging materials supplied by Del Monte, "Product Supplies") necessary to produce and package Product for Del Monte under this Agreement. Supplier shall store all Product Supplies in accordance with good manufacturing practices prevailing in the industry. Such Product Supplies shall be ordered in quantities mutually agreed to by Del Monte and Supplier.

         6.2 Del Monte shall have the right to review and approve all suppliers of Product Supplies, which approval shall not be unreasonably withheld or delayed, and Del Monte may designate a particular supplier or suppliers (including itself) from whom Supplier shall purchase all or certain Product Supplies, provided, however, that Del Monte agrees to reimburse Supplier for any increased costs resulting from any such supplier change.

         6.3 Supplier shall be responsible for inspecting all Product Supplies, whether furnished by Supplier's suppliers, by Supplier or by Del Monte and shall have final responsibility for rejecting Product Supplies which do not conform with the Specifications and the other terms and conditions of this Agreement. The use of defective or nonconforming Product Supplies in Product will entitle Del Monte to reject such Product.

SECTION 7 RISK OF LOSS

         7.1 All Product derived in whole or in part from Product Supplies furnished by Del Monte shall be and remain the property of Del Monte until Del Monte sells or otherwise disposes of such Product.

         7.2 Risk of loss or damage to Product shall remain with Supplier until the same is delivered to Del Monte or a Del Monte consignee in accordance with the terms and conditions of this Agreement. Supplier shall further assume full responsibility for, and indemnify and hold Del Monte harmless from and against, any loss or damage to Product Supplies and Product in the care, custody or control of Supplier. Del Monte shall assume full responsibility for, and indemnify and hold Supplier harmless from and against, any loss or damage to Product Supplies and Product in the care, custody or control of Del Monte or a Del Monte consignee.

SECTION 8 RECORDS AND AUDITS

         8.1 Supplier shall prepare, maintain and retain complete and accurate books and records relating to the production, packaging, testing and storage of product Supplies and Product, shipment of Product Supplies and Product, rejected Product Supplies and Product, and production code accountability records, including Product shipments to Del Monte, as reasonably required by Del Monte. Supplier shall also prepare, maintain and retain any other records required to be maintained under this Agreement or required to be kept by federal, state or local laws and regulations.

         8.2 All books and records prepared, maintained or retained by Supplier pursuant to this Agreement shall be made available to Del Monte and its representatives for inspection, either during or after the term hereof, upon reasonable notice at any time during Supplier's regular business hours. All such records shall be retained by Supplier for a period of at least three (3) years, or longer if so required by federal, state or local laws or regulations or if requested by Del Monte.

SECTION 9 CONFIDENTIAL AND PROPRIETARY INFORMATION

         9.1 Any Specifications provided to Supplier by Del Monte are proprietary and confidential information of Del Monte, shall not be used by Supplier except in connection with the production and packaging of Product for Del Monte hereunder and except as permitted by Section 1.5 hereof, and may not be changed or modified without Del Monte's prior written consent.

         9.2 All business and technical information, whether in written, oral or electronic form, including, but not limited to, technical know-how, the Specifications, instructions and procedures, which Del Monte at any time prior to the date hereof has disclosed or may hereafter disclose to Supplier or to any employee, agent or representative of Supplier, shall be received and retained by Supplier and its employees, agents and representatives as strictly confidential and, except as provided for herein, may not be disclosed to any third party. Supplier shall not disclose any such information to any person within its organization not having a need to know the same and shall only use such information in connection with the production, packaging and storage of Product.

         9.3 Supplier shall not have an obligation of confidentiality with respect to information which:

         (a) was in the public domain at the time of receipt from Del Monte, or which thereafter comes into the public domain without breach of an obligation assumed hereunder: or

         (b) was known and can be shown to have been known by Supplier at the time of receipt from Del Monte and was not previously acquired directly or indirectly from Del Monte on a confidential basis; or

         (c) becomes known to Supplier on a non-confidential basis through a third party whose own acquisition and disclosure were entirely independent of Supplier, not in breach of any obligation hereunder and not obtained on a confidential basis from Del Monte; or

         (d)      is approved for disclosure by Del Monte in writing.

         Notwithstanding the provisions of this Section 9, in the event that Supplier becomes legally compelled to disclose any of the confidential information disclosed hereunder, Supplier shall provide notice thereof to Del Monte so that Del Monte may seek a protective order or other appropriate remedy, or, alternatively, waive Supplier's compliance with the provisions of this
Section 9. In the event that a protective order is not obtained or Del Monte shall waive compliance with the provision of this Section 9, Supplier agrees that it will furnish only that portion of the confidential information which Supplier is advised by its counsel is legally required to be disclosed and Supplier shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information.

         9.4 All originals and copies of documented business and technical information identified or reasonably identifiable as confidential or proprietary to Del Monte shall be and remain the exclusive property of Del Monte at all times and shall be returned to Del Monte upon demand or, if no demand is made, upon the cancellation or termination of this Agreement.

SECTION 10 PURE FOOD GUARANTEE

         10.1 Supplier guarantees that all Product produced and packaged for Del Monte hereunder shall be, as of the date of shipment of such Product, not adulterated or misbranded within the meaning of the Act and not an article which may not, under the provisions of section 404, 405 or 512 of the Act, be introduced into interstate commerce.

SECTION 11 COMPLIANCE

         11.1 Supplier shall comply with all United States federal, state and local laws and regulations applicable to the production and distribution of food products and Supplier agrees that all Product and Product Supplies shall be stored, under sanitary conditions and in strict compliance with all United States, Mexican or other federal, state and local laws, regulations and guidelines applicable to the production and distribution of food products.

SECTION 12 LIENS AND SECURITY INTERESTS

         12.1 Supplier specifically waives any and all liens and/or security interests which it might acquire by operation of law or otherwise, in (i) Product Supplies if any, furnished by Del Monte to Supplier, and (ii) Product, the title to which either resides in Del Monte pursuant to Section 7.2 above or has passed to Del Monte under the terms of this Agreement.

         12.2 Supplier's continued right to possession of the items referred to in Section 12.1 shall be determined solely by the terms and conditions of this Agreement and Supplier shall at no time have any power of sale or disposal over any such item except with the prior written consent of Del Monte.

SECTION 13 WARRANTY AND INDEMNITY

         13.1 In addition to all other representations and warranties provided by law or set forth in this Agreement, Supplier warrants and represents to Del Monte that all Product produced, packaged and stored, and all Product shipped, for Del Monte under this Agreement shall comply with all federal, state and local laws and regulations applicable to the production and distribution of food products, shall comply with the terms and conditions of this Agreement, including the Specifications, and shall be wholesome, merchantable, and fit for human consumption. Supplier also warrants and represents to Del Monte that Product packaging supplied by Supplier shall be adequate for normal shipping and storage of Product.

         13.2 Any Product which does not comply with the warranty set forth in
Section 13.1 may be rejected by Del Monte pursuant to the terms of paragraph 4.5 above. Supplier shall indemnify, defend and hold Del Monte harmless from and against any and all liability, loss or damage, cost or expense (including court costs and reasonable attorneys fees) arising out of or resulting from a breach of such warranty.

         13.3 In the event of consumer, customer or governmental agency complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the consumption or use of any Product produced, packaged, stored or shipped by Supplier or its agents, Supplier shall indemnify, defend and hold Del Monte harmless from and against any and all liability, loss or damage, cost or expense (including court costs and reasonable attorney fees), of whatsoever nature and by whomsoever asserted, arising out of, resulting from or in any way connected with such complaint, demand, claim or legal action, except that Supplier shall not be responsible for, and shall not be required to indemnify, defend or hold harmless Del Monte against, any liability for illness, injury, death or damage attributable to defects in any Product which investigation by an independent investigator selected or approved by Del Monte determines originated after the Product left the custody and control of Supplier and was not attributable to any act or omission of Supplier prior to such Product leaving such custody and control. Del Monte may employ attorneys of its own selection to appear and defend any such complaints, demands, claims or legal actions and Supplier shall assume full financial responsibility for the costs, legal fees, settlement and payment of all such complaints, demands, claims and legal actions covered by this section. Del Monte shall promptly notify Supplier of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof. Del Monte shall have the right to independently resolve any complaint resulting from the use or consumption of Product, and, unless it is determined that such complaint was attributable to a defect in the Product originating after the Product left the custody and control of Supplier and was not attributable to any act or omission of Supplier prior to such Product leaving its custody and control, Supplier shall reimburse Del Monte upon demand for amounts paid to settle such complaint and expenses incurred in connection with such settlement, provided, however, that Supplier's obligation to reimburse Del Monte for any settlement negotiated by Del Monte in excess of $1,000 with respect to any single complaint shall be conditioned upon Supplier's approval of the terms of such settlement, which approval shall not be unreasonably withheld or delayed.

         13.4 Del Monte shall indemnify, defend, and hold Supplier harmless from and against any and all liability, loss or damage, cost or expense (including court costs and reasonable attorney fees) arising out of or resulting from any act or omission of Del Monte in breach of its obligations under this Agreement, and any Product defect claim arising out of or resulting from the Specifications or Product labeling, except to the extent such Product defect claim results from the breach by Supplier of its obligations hereunder.

         13.5 THE INDEMNIFICATION PROVIDED IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OR STRICT LIABILITY OF THE PERSON ENTITLED TO INDEMNIFICATION HEREUNDER IS ALLEGED OR PROVEN.

SECTION 14 FORCE MAJEURE

         14.1 Either party shall be excused from performance under this Agreement while and to the extent that such performance is prevented by an Act of God, strike or other labor dispute, war or war condition, riot, civil disorder, government regulation, embargo, fire, flood, accident or any other casualty beyond the reasonable control of such party. In the event that either party shall be unable to perform any of its obligations as undertaken, it shall promptly advise the other party of its inability to perform. In the event such inability of one party to perform shall continue for a period of sixty (60) days, the other party shall have the right to terminate this Agreement on ten
(10) days prior written notice.

SECTION 15 RELATIONSHIP

         15.1 The relationship which Supplier holds as to Del Monte is that of an independent supplier. This Agreement is not intended to create and shall not be construed as creating between Del Monte and Supplier the relationship of principal and agent, joint venturers, partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall Supplier be considered in any sense an affiliate or subsidiary of Del Monte. Supplier shall not have any authority to create or assume in Del Monte's name or on its behalf any obligation, expressed or implied, or to act or purport to act as Del Monte's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein.

         15.2 Supplier shall have exclusive control over production, packaging and storage of Product and shall direct and be responsible for the performance of all operations at Supplier's facility. Supplier shall retain exclusive legal responsibility for the performance of and compliance with all of the terms and conditions of this Agreement which are to be performed or complied with by Supplier. Notwithstanding the provisions of this Section 15.2, Supplier shall not be entitled to produce Product at any location other than Supplier's ICMOSA facilities without Del Monte's prior written consent.

         15.3 Subject to the terms of Section 15.2, and to the requirement stated in Section 4.1 that any changes in the Specifications must be in writing, Del Monte's employees may provide consultation services, including without limitation consultation regarding operational improvements or productivity gains with respect to the production of Product, to Supplier. Such services are of an advisory nature only and are rendered without any liability whatsoever on the part of Del Monte.

SECTION 16 TERMINATION

         16.1 Notwithstanding the terms of Section 4 hereof, Del Monte reserves and Supplier hereby agrees that Del Monte shall have the right to immediately terminate this Agreement under the following circumstances:

         (a) Where Supplier has failed to perform or comply with any material term or condition hereof and (except as otherwise set forth in subparagraph (b), (c), (e) and (f) of this Section 16.1, where Del Monte's right to terminate is not conditioned upon its providing Supplier an opportunity to cure) has failed to cure such nonperformance or noncompliance within thirty
                  (30) days after receipt of written notice of such failure from Del Monte; or

         (b) Where (i) Supplier fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Supplier within thirty (30) days after the date of such filing, or files such a petition on a voluntary basis, or (ii) Supplier makes an assignment for the benefit of creditors, or
                  (iii) Supplier fails to vacate the appointment of a receiver or trustee for Supplier or for any interest in Supplier's business within thirty (30) days after such appointment, or
                  (iv) Supplier permits a material attachment to be levied against and remain outstanding on any of its equipment or its facility for more than thirty (30) days, or (v) Supplier's interests or rights under this Agreement, or any part thereof, pass to another by operation of law, or (vi) Supplier ceases to do business as a going concern or ceases to conduct its operations in the normal course of business, or (vii) Supplier substantially changes the nature of its business or breaches the provisions set forth in Section 20.1; or

         (c) Where Supplier has adulterated any Product or has otherwise violated the provisions of Section 10 above, or has substituted or added, with respect to any instruction, specification, formula, manufacturing process or quality control standard or any procedure set forth in this Agreement or any exhibit hereto, an ingredient, component, process or procedure not called for thereby, or has altered or omitted a material ingredient, component, process or procedure called for thereby; or

         (d) Where Supplier fails to make any payment due to Del Monte hereunder within ten (10) days after receipt of written notice of such failure, unless the amount in issue is subject to a bona fide dispute between the parties; or

         (e) Where Supplier violates the provisions of Sections 4.6, 4.7, 9.1, or 9.2 hereof; or

         (f) Where Supplier has produced adulterated or misbranded product which is subject to regulatory agency recommended or ordered seizure, destruction or recall.

         The termination rights granted under this Section are cumulative with and in addition to any other rights or remedies to which Del Monte may be entitled arising from any violation, default or breach of this Agreement.

         16.2 Supplier agrees that, upon the occurrence of any of the events set forth in Section 16.1, Del Monte may, at its sole option, elect to terminate this Agreement (i) immediately upon Del Monte's written notice of termination to Supplier or (ii) up to sixty (60) days from the date of Del Monte's written notice of termination to Supplier, as shall be specified in Del Monte's notice of termination, it being understood that during the period referenced in subparagraph (ii) hereof, Supplier shall continue to produce, package, store, ship and sell Product to Del Monte in accordance with the terms and conditions of this Agreement.

         16.3 Notwithstanding the terms of Section 4 hereof, Supplier reserves and Del Monte hereby agrees that Supplier shall have the right to immediately terminate this Agreement under the following circumstances:

         (a) Where Del Monte has failed to perform or comply with any material term or condition hereof and (except as otherwise set forth in subparagraph (b) and (c) of this Section 16.3, where Supplier's right to terminate is not conditioned upon its providing Del Monte a thirty (30) day opportunity to cure) has failed to cure such nonperformance or noncompliance within thirty (30) days after receipt of written notice of such failure from Supplier; or

         (b) Where Del Monte fails to make any payment due to Supplier hereunder within ten (10) days after receipt of written notice of such failure, unless the amount in issue is subject to a bona fide dispute between the parties; or

         (c) Where (i) Del Monte fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Del Monte within thirty (30) days after the date of such filing, or files such a petition on a voluntary basis, or (ii) Del Monte makes an assignment for the benefit of creditors, or
                  (iii) Del Monte fails to vacate the appointment of a receiver or trustee for Del Monte or for any interest in Del Monte's business within thirty (30) days after such appointment, or
                  (iv) Del Monte
                  permits an attachment to be levied against and remain outstanding on a substantial portion of its assets for more than thirty (30) days, or (v) Del Monte's interests or rights under this Agreement, or any part thereof, pass to a non-affiliated third party by operation of law, or (vi) Del Monte ceases to do business as a going concern or ceases to conduct its operations in the normal course of business.

         16.4 Any failure by either party to notify the other party of a violation, default or breach of this Agreement, or to terminate this Agreement on account thereof, shall not constitute a waiver of such violation, default or breach or a consent, acquiescence or waiver of any later violation, default or breach, whether of the same or a different character.

         16.5 Upon termination or cancellation of this Agreement, the rights granted hereunder shall immediately become null and void, and Supplier shall return to Del Monte all originals and copies of the information subject to
Section 9 hereof, but such termination or cancellation shall not affect any obligation of, or liability incurred by, Supplier prior to such termination or cancellation.

         16.6 Upon termination or cancellation of this Agreement for any reason, Supplier shall immediately cease performing any and all services hereunder, except with respect to orders and work in progress which Del Monte may request be completed, and shall deliver to Del Monte, within a reasonable period of time (but not to exceed thirty (30) days), all conforming Product Supplies and Product owned by Del Monte or for which Del Monte has paid or has agreed to pay, as well as all other property of Del Monte in the possession, custody or control of Supplier.

SECTION 17 INSURANCE

         17.1 Supplier shall, at its cost, procure and maintain throughout the term hereof:

         (a) Worker's Compensation Insurance for United States employees providing reasonable and adequate statutory benefits and Employer's Liability Insurance.

         (b) Comprehensive General Liability Insurance including Contractual Liability, Fire Legal Liability and Product Liability Coverage (with the Broad Form Vendor's Endorsement naming Del Monte as an additional insured) with Bodily Injury Limits of not less than Ten Million Dollars ($10,000,000.00) combined single limit per occurrence.

         17.2 All coverage required hereunder shall be carried with insurer(s) with an A.M. Best Company rating of "A" or above. Supplier shall submit policies and/or certificates of insurance evidencing the above coverage (which shall include an agreement by the insurer not to cancel or materially alter its coverage except upon thirty (30) days prior written notice to Del Monte) to Del Monte for its approval before entering into performance of this Agreement. The coverage provided by Supplier hereunder shall be primary and non-contributing with any similar insurance which may be maintained or provided by Del Monte, and any certificate furnished by Supplier shall be endorsed to so state. Del Monte reserves the right to increase the dollar amount of coverage required hereunder for any period after three (3) years during which this Agreement may be in effect.

         17.3 Product Liability Insurance shall continue in effect for Del Monte's benefit for a period of two (2) years from the date of last delivery of Product to Del Monte. In case of Supplier's failure to maintain the required insurance in effect, Del Monte may, at its option, immediately terminate this Agreement, or procure the aforementioned insurance and charge Supplier for the amount so expended by Del Monte.

SECTION 18 SEVERABILITY, GOVERNING LAW

         18.1 In the event that any provision of this Agreement is declared invalid or contrary to any law, rule, regulation or public policy of the United States or any state, all of the remaining provisions hereof shall continue in full force and effect.

         18.2 This Agreement shall in all respects be governed by, construed and enforced in accordance with the laws of the State of Texas without reference to the conflict of laws principles thereof that would apply any other law.

         18.3 If a dispute arises out of or relates to this Agreement, or the breach or alleged breach hereof, the parties shall first attempt to resolve such dispute through good faith negotiations involving at least one senior officer from each party. If the dispute cannot be resolved through negotiation, the parties agree to submit the dispute to mediation administered by the American Arbitration Association under its commercial mediation rules before resorting to litigation. The mediation shall be conducted in San Francisco, California, using a mediator jointly selected by the parties.

         18.4 Each of the parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Northern District of Texas, Dallas Division, or any State court sitting in the County of Dallas, State of Texas, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties irrevocably and unconditionally agrees, to the fullest extent permitted by law, that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

         18.5 Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the United States District Court for the Northern District of Texas, Dallas Division, or any State court sitting in the County of Dallas, State of Texas. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         18.6 Each of the parties hereby irrevocably consents to service of process by registered or certified mail to the address provided for notices in
Section 19. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19 NOTICES

         19.1 Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed to have been sufficiently given if in writing and either delivered by telefax (with electronic receipt), overnight courier service or sent by registered or certified U.S. mail, return receipt requested, addressed as indicated below:

         (a)      If to Del Monte:

                  Del Monte Corporation
                  One Market
                  San Francisco, California 94105
                  Attn:    William R. Sawyers, Esq.
                           Vice President and General Counsel
                  Tel:     415-247-3262
                  Fax:     415-247-3263

         (b)      If to Supplier:

                  Unimark Foods, Inc
                  124 McMakin Road
                  Bartonville, Texas 76226
                  Attn:    Soren Bjorn
                           President & CEO
                  Tel:     817/491-2992
                  Fax:     817/491-1272

                  and

                  Industrias Citricolas De Montemorelos S.A. De C.V. Carr. A Gral Teran Km 1
                  Apdo Postal 134
                  Montemorelos, N.L., Mexico 67500
                  Attn:    Rafael Vaquero
                           General Manager
                  Tel:     01152/826 34742
                  Fax:     01152/826 34417

                  Either party may, by notice as aforesaid, designate a different address for notices or other communications; intended for it.

SECTION 20 MISCELLANEOUS

         20.1 This Agreement is deemed to be of a personal nature and Supplier may not assign, convey or transfer this Agreement or any interest therein or undertake any transaction or series of transactions which would result in a transfer of this Agreement or any interest therein, or sublicense or assign any rights or obligations hereunder, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party or parties, without the prior written consent of Del Monte. Any attempt to do any act prohibited herein shall be void and shall, at Del Monte's option, have the effect of terminating this Agreement effective immediately upon Del Monte's giving Supplier notice of such termination. For purposes of this Section 20.1, an assignment of this Agreement shall include the sale of (a) a controlling interest in the stock of Supplier, or (b) all, or substantially all, of Supplier's assets. With respect to any assignment of this Agreement described in clause (a) of the preceding sentence, Del Monte's prior written consent to such assignment shall not be unreasonably withheld. In the event written consent is obtained, the holder or holders through assignment, transfer or conveyance of this Agreement or any interest therein shall be bound by all of the terms and conditions hereof. Del Monte may assign this Agreement on written notice to any affiliate of Del Monte.

         20.2 Del Monte shall have the right to assign or transfer this Agreement, in whole or in part, to any affiliate of Del Monte, or to any financially responsible third party, by providing written notice of such assignment to Supplier. This right of assignment includes the right to assign Supplier's supply commitments to more than party, provided that the terms of this Agreement are otherwise satisfied.

         20.3 This Agreement constitutes the entire understanding between the parties relating to, the production and packaging of Product and supersedes and cancels any and all previous contracts or agreements between the parties with respect thereto. If any term of this Agreement conflicts with any term of any Purchase Order, Acceptance or Acknowledgment Form, this Agreement shall control. This Agreement may not be altered, amended or modified except by a written instrument executed by a duly authorized officer of Del Monte and Supplier.

         20.4 The headings contained herein are inserted for convenience only and shall not be deemed to have any substantive meaning.

         20.5 Supplier shall use its best efforts to keep this Agreement and all aspects of its relationship with Del Monte confidential provided that Supplier may disclose information as reasonably required by applicable state and federal securities laws.

         20.6 The captions to this Agreement have been prepared and inserted for ease of reference only and shall not be construed as limiting, defining or affecting the substantive terms of this Agreement.

         20.7 If any portion of this Agreement shall be deemed to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent permitted by law.

         20.8 In the event any action or suit is brought by either party by reason of any default or breach of this Agreement by the other party, then the non-defaulting party shall be entitled to recover from the defaulting party all of its costs and expenses of suit, including reasonable attorneys fees and costs.

         20.9 The obligations of Supplier set forth in this Agreement are joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly and lawfully authorized officers or legal representatives effective as of the day and year first above written.


                                       DEL MONTE CORPORATION

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       UNIMARK FOODS, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       INDUSTRIAS CITRICOLAS DE
                                       MONTEMORELOS S.A. DE C.V

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------